UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 21, 2014

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

(Address of principal executive offices, including zip code)

(720) 437-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On August 21, 2014, Ampio Pharmaceuticals, Inc. (the “Company”) announced that the data analysis of the STEP Study would be delayed due to the discovery by the independent Clinical Research Organization (the “CRO”) that the study drugs (both Ampion™ and the placebo) were, during shipment to the clinical sites, exposed to lower temperatures than permitted by the drug specifications. During the review of all documentation following the unblinding of the STEP Study, the CRO determined that there were multiple instances where the in-package temperature monitor had recorded temperatures significantly below the minimum requirement. The Company is pursuing alternative solutions to meet the requirements for filing a Biologic License Application for Ampion™ including using data from the Multiple Injection Study which is currently underway.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 21, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Gregory A. Gould
Gregory A. Gould

Chief Financial Officer

Dated: August 22, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated August 21, 2014